Exhibit 2.3

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of [●], 2022 (this “Agreement”), is made by and among Globis Acquisition Corp., a Delaware corporation (“Globis Delaware”), Globis NV Merger 2 Corp., a Nevada corporation (“Merger Sub”), and, solely for purposes of Section 1.05 and Article II, each of Globis SPAC LLC, a Delaware limited liability company (“Agent”), and Forafric Global PLC, a Gibraltar public company limited by shares (“Gibraltar Parent”).

RECITALS

A. Globis Delaware is a corporation duly incorporated and existing under the laws of the State of Delaware.

B. Merger Sub is a corporation duly organized and existing under the laws of the State of Nevada.

C. Gibraltar Parent is the sole shareholder of Merger Sub.

D. The boards of directors of Globis Delaware and Merger Sub have determined that it is advisable and in the best interests of each entity that Globis Delaware merge with and into Merger Sub (the “Merger”) on the terms, and subject to the conditions, of this Agreement, the Delaware General Corporation Law (the “Delaware Act”) and Chapter 92A of the Nevada Revised Statutes (the “Nevada Act”).

E. As a result of the Merger, the separate existence of Globis Delaware will cease.

F. The stockholders and the board of directors of Globis Delaware and the sole shareholder and the board of directors of Merger Sub have each been duly advised of the terms and conditions of this Agreement and the Merger and, by resolutions duly adopted, have authorized, approved, and adopted this Agreement and the Merger.

NOW, THEREFORE, on the terms, and subject to the conditions, of this Agreement, Globis Delaware and Merger Sub hereby agree as follows.

Article I. THE MERGER; RELATED TRANSACTIONS

Section 1.01 EFFECTIVE DATE. The Merger will be consummated by (a) Merger Sub filing a certificate of merger in the form of Exhibit A attached hereto (the “Delaware Merger Certificate”) with the Secretary of State of the State of Delaware in accordance with Section 252 of the Delaware Act and (b) Globis Delaware and Merger Sub filing articles of merger in the form of Exhibit B attached hereto (the “Nevada Merger Articles”) with the Nevada Secretary of State in accordance with Section 92A.200 of the Nevada Act. The Merger will become effective following the filing of the Delaware Merger Certificate and the Nevada Merger Articles, at 5:30 p.m. Eastern Time on [●], 2022 (the “Effective Time”).

Section 1.02 MERGER. At the Effective Time:

(a)	At the Effective Time:

(i)	Globis Delaware will merge with and into Merger Sub, and Merger Sub will be the surviving entity in the Merger (the “Surviving Entity”);

(ii)	the separate existence of Globis Delaware will cease, and the Surviving Entity will succeed, without other transfer, to all of the rights and property of Globis Delaware and will be subject to all of the debts and liabilities of Globis Delaware, as provided for in the Delaware Act and the Nevada Act; and

(iii)	the members of the board of directors and the officers of Globis Delaware shall continue to be the members of the board of directors and the officers of the Surviving Entity.

(b)	at and after the Effective Time, the Surviving Entity will carry on its business with the assets of Globis Delaware, as well as with the assets of Merger Sub.

Section 1.03 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger, (a) each share of common stock, par value $0.0001, issued by Globis Delaware shall be converted into one share of common stock, par value $0.001, of the Surviving Entity (the “Nevada Shares”), and (b) each warrant or other right to purchase or receive stock in Globis Delaware shall be converted into a warrant or other right to purchase or receive stock of the Surviving Entity on the same terms as set forth in the Warrant Agreement, dated December 10, 2020, between Globis Delaware and VStock Transfer, LLC (the “Warrant Agreement”) and any other documentation evidencing the warrant or right to purchase or receive stock in Globis Delaware (the “Nevada Warrants”). At and after the Effective Time, all of the outstanding certificates which before that time represented shares of Delaware common stock shall be deemed for all purposes to evidence ownership of and to represent shares of Nevada common stock into which the shares of the Delaware common stock represented by such certificates have been converted as herein provided.

Section 1.04 CERTIFICATE OF INCORPORATION; BYLAWS. The articles of incorporation of Merger Sub in effect at the Effective Time will be the articles of incorporation of the Surviving Entity until changed or amended as provided therein or by applicable law. The bylaws of Merger Sub in effect at the Effective Time will be the bylaws of the Surviving Entity until changed or amended as provided therein, by Merger Sub’s articles of incorporation or by applicable law.

Section 1.05 SECURITIES EXCHANGE. Immediately following the Merger, Gibraltar Parent, Merger Sub, and Agent shall, pursuant to a contribution and exchange agreement to be entered into among such parties and which shall be conditional on the consummation of the Merger (the “Contribution Agreement”), complete the following transactions on the terms and conditions set forth in the Contribution Agreement: (a) Agent will transfer the Nevada Shares to Gibraltar Parent as a contribution on behalf of the shareholders (other than Gibraltar Parent) of Merger Sub (the “Contribution”) and Gibraltar Parent will accept the assignment and novation by Merger Sub to Gibraltar Parent of the Warrant Agreement and the Nevada Warrants (the “Warrant Assignment”); and (b) in consideration for the Contribution, Gibraltar Parent will allot and issue ordinary shares, nominal value $0.001, of Gibraltar Parent (“Ordinary Shares”) as fully paid-up shares at a premium to the former shareholders (except Gibraltar Parent) of Merger Sub and each Nevada Warrant shall convert, automatically by virtue of the terms of the Warrant Assignment, into a warrant to purchase Ordinary Shares (“Gibraltar Warrants”) on the same terms as set forth in the Warrant Agreement and any other documentation evidencing the Nevada Warrants, such that (i) each Nevada Share that is issued and outstanding immediately before the Contribution will be exchanged, on a one-for-one basis (subject to the terms of the Contribution Agreement and as a fully paid-up share at the relevant share premium), for one Ordinary Share, and (ii) each Nevada Warrant that is issued and outstanding immediately before the Warrant Assignment will convert, on a one-for-one basis (subject to the terms of the Contribution Agreement), into a Gibraltar Warrant, pursuant to and in accordance with the Warrant Agreement.

Section 2.01 AMENDMENT; WAIVER. At any time before the Effective Time, Globis Delaware and Merger Sub, to the extent permitted by and in accordance with the Delaware Act and the Nevada Act, may by written agreement amend, modify, or supplement any provision of this Agreement. However, no amendment to Section 1.05 or this Article II will be effective except with the prior written consent of each of Agent and Gibraltar Parent.

Section 2.02 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties hereto.

Section 2.03 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto; provided that the effects of the Merger shall be governed by Section 92A of the Nevada Act and Section 252 of the Delaware Act.

Section 2.04 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 2.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by electronic means shall be deemed to be their original signatures for all purposes.

[Signature Pages Follow]

Each of the parties hereto has caused this Agreement to be executed on its behalf by an officer or director of such party duly authorized, all as of the date set forth above.

GLOBIS ACQUISITION CORP.

By:
Name:	Paul Packer
Title:	Chief Executive Officer

GLOBIS NV MERGER 2 CORP.

By:
Name:	Paul Packer
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

GLOBIS SPAC LLC

By:
Name:	Paul Packer
Title:	Chief Executive Officer

FORAFRIC GLOBAL PLC

By:
Name:
Title:

[Signature Page to Merger Agreement]

EXHIBIT A

Delaware Merger Certificate

(See attached)

EXHIBIT B

Nevada Articles of Merger

(See attached)